UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2021

Fast Track Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56262	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1349 East Broad Street Columbus, OH	43205
(address of principal executive offices)	(zip code)

+1 (614) 368-9898
(registrant’s telephone number, including area code)

780 Reservoir Avenue, #123 Cranston, RI 02910
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2021, Fast Track Solutions, Inc., a Nevada Corporation (the “Company”), entered into a Share Purchase Agreement (the “Agreement”) by and among CRS Consulting, LLC, a Wyoming Limited Liability Company (“CRS”), Green Ohio Ventures, LLC, an Ohio Limited Liability Company (“GOHV”), Ian James, and Stephen Letourneau, pursuant to which, on July 30, 2021 (“Closing Date”), CRS sold 700,000 shares of the Company’s Series A Preferred Stock and 250,000,000 shares of Common Stock, representing approximately 89.62% voting control of the Company; 350,000 shares of Series A Preferred Stock were transferred to Ian James, 350,000 shares of Series A Preferred Stock were transferred to Stephen Letourneau, and 250,000,000 shares of Common Stock were transferred to GOHV. The aforementioned purchasers, collectively, paid consideration of three hundred thirty-five thousand dollars ($335,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with Ian James, Stephen Letourneau and GOHV becoming the Company’s largest controlling stockholders.

Green Ohio Ventures, LLC is comprised of 20 members. Ian James and Stephen Letourneau, collectively, retain a majority of the membership interests (collectively constituting approximately 84.12%) of GOVH.

Except as described herein, there were no arrangements or understandings among former and new control parties with respect to the election of directors or other matters. As required to be disclosed by Item 403(c), there are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Agreement filed herewith as Exhibit 10.1.

Item 5.01 Change in Control of Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 5.01.

Pursuant to the information disclosed above in Item 1.01, Green Ohio Ventures, LLC, an Ohio Limited Liability Company, Ian James, and Stephen Letourneau are now our largest controlling shareholders.

Green Ohio Ventures, LLC is comprised of 20 members. Ian James and Stephen Letourneau, collectively, retain a majority of the membership interests (constituting approximately 84.12%) of GOVH.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, July 30, 2021, Mr. Jeffrey DeNunzio resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer. In addition, Mr. DeNunzio resigned as Director on the Closing Date and his resignation is effective upon the 10th day after the mailing of the Company’s information statement on Schedule 14f-1 to the Company’s stockholders.

On the Closing Date, Mr. Ian James was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Chairman of the Board of Directors. The appointment of Ian James as Chairman of the Board of Directors is to be effective upon the 10th day after the mailing of the Company’s information statement on Schedule 14f-1 to the Company’s stockholders.

Additionally, on the Closing Date, Mr. Stephen Letourneau was appointed Director,. His appointment as Director is to be effective upon the 10th day after the mailing of the Company’s information statement on Schedule 14f-1 to the Company’s stockholders.

The resignation of Mr. DeNunzio was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. There is no arrangement or understanding among the newly appointed officers and directors or any other person pursuant to which they were appointed as a director and officer of the Company.

Mr. Ian James and Mr. Stephen Letourneau do not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At this time, the Company does not have any written employment agreements or other formal compensation agreements with our new officer(s) and director(s). Compensation arrangements are the subject of ongoing development and the Company will disclose any compensatory arrangements entered into in the future.

The biographical information of Mr. Ian James and Mr. Stephen Letourneau is below:

Ian James, age 55, attended Ohio University from 1984 to 1999 where he obtained a Bachelor of Arts. Mr. James was appointed as President at Green Light Acquisitions, a Cannabis and Hemp investment holding company, where his responsibilities were comprised of providing the Company's strategic vision and development leadership in mergers and acquisitions. He has held this position from June 2014 to the present. In August of 2019, Ian organized the CBD Idea Factory, which became The Ideation Lab in January 2020. Ian has served as the CBD Idea Factory and The Ideation Lab’s Chief Executive Officer from the two companies’ inception until today. From 1995 to 1996, Ian served as Merv Griffin’s Corporate Community and Governmental Relations executive, working in the highly regulated gaming industry. In February 2016, Politico magazine named Ian one of the United States' most influential political thought leaders. Ian has served as a Board Member of the Ohio Center for Journalism since August 2020.

Stephen Letourneau, age 45, attended University of Cincinnati from 1994 to 1997. Mr. Letourneau was appointed as Chief Brand Officer at Green Light Acquisitions, a Cannabis and Hemp investment holding company, where his responsibilities were comprised of developing the brand ethos for consumer-packaged goods. He has held this position from June 2014 to the present. In August of 2019, Stephen organized the CBD Idea Factory, which became The Ideation Lab in January 2020. Stephen has served as the CBD Idea Factory and The Ideation Lab’s Chief Brand Officer from the two companies’ inception until today. Stephen has served as an Advisory Board Member for Nemacolin Resort in Farmington, PA since August 2015 to the present. Stephen is a Council member for the George Washington University School of Business, Digital Marketing Advisory Council member.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

10.1	Share Purchase Agreement between Fast Track Solutions, Inc., CRS Consulting, LLC, Green Ohio Ventures, LLC, Ian James and Stephen Letourneau dated July 19, 2021.
17.1	Officer and Director Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fast Track Solutions, Inc.

Dated: August 4, 2021	/s/ Ian James
Ian James Chief Executive Officer